UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2019

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

(215) 826-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Voting and Support Agreement

As previously disclosed, on September 27, 2018, StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company”) and Merger Sub will merge with and into the Partnership (the “Merger”) with the Partnership surviving and with the Company as its sole general partner.

As previously disclosed, in connection with the execution and delivery of the Merger Agreement, on September 27, 2018, the Partnership, GP, GP Holdings, Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors, LLC (“ACII” and together with GP Holdings, the “ACII Entities”), Axar Capital Management, LP, a Delaware limited partnership (“Axar”), Axar GP, LLC, a Delaware limited liability company (“Axar GP”) and Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership (the “Axar Funds,” and together with Axar and Axar GP, the “Axar Entities”) entered into a voting and support agreement (the “Voting and Support Agreement”), pursuant to which, among other things, the Axar Entities were restricted from owning or acquiring more than 19.99% in aggregate of the outstanding common units representing limited partner interests in the Partnership (the “Common Units”) prior to the closing of the Merger.

On February 4, 2019, the Partnership, GP, GP Holdings, ACII and the Axar Entities entered into an amendment to the Voting and Support Agreement (the “First Amendment to Voting and Support Agreement”). The First Amendment to the Voting and Support Agreement permits the Axar Entities to acquire up to 27.49% in the aggregate of the outstanding Common Units prior to the closing of the Merger.

The foregoing description is qualified in its entirety by reference to the First Amendment to the Voting and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

First Amendment to the Nomination and Director Voting Agreement

As previously disclosed, in connection with the execution and delivery of the Merger Agreement, on September 27, 2018, GP, GP Holdings, ACII and the Axar Entities entered into a nomination and director voting Agreement (the “Nomination and Director Voting Agreement”), pursuant to which, among other things, during the period commencing on the closing date of the Merger and ending on the date thirty days following the delivery of all requisite notices of immediate effective resignation from the board of directors of the Company (the “Standstill Termination Date”), the Axar Entities are restricted from owning or acquiring more than 19.99% in aggregate of the of the outstanding Common Units.

On February 4, 2019, GP, GP Holdings, ACII and the Axar Entities entered into an amendment to the Nomination and Director Voting Agreement (the “First Amendment to Nomination and Director Voting Agreement”). The First Amendment to the Nomination and Director Voting Agreement permits the Axar Entities to acquire up to 27.49% in the aggregate of the outstanding Common Units after the closing of the Merger until the Standstill Termination Date.

Eighth Amendment to the Credit Agreement

On February 4, 2019, the Partnership, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of the Partnership, the Subsidiaries (as defined in the Amended Credit Agreement) of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders and Capital One, National Association (“Capital One”), as Administrative Agent (in such capacity, “Administrative Agent”) entered into an Eighth Amendment and Waiver to Credit Agreement (the “Eighth Amendment”) which further amended the Credit

Agreement (as previously amended by that certain First Amendment to Credit Agreement dated as of March 15, 2017, Second Amendment and Limited Waiver dated July 26, 2017, Third Amendment and Limited Waiver effective August 15, 2017, Fourth Amendment to Credit Agreement dated as of September 29, 2017, Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, Sixth Amendment and Waiver to Credit Agreement dated as of June 12, 2018 and Seventh Amendment and Waiver to Credit Agreement dated as of July 13, 2018, the “Original Amended Agreement” and as amended by the Eighth Amendment, the “Amended Credit Agreement”), dated as of August 4, 2016, among the Borrowers, the Lenders from time to time party thereto, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank, N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. Capitalized terms not otherwise defined herein have the same meanings as specified in the Amended Credit Agreement.

The Eighth Amendment added to the Amended Credit Agreement a separate last out revolving credit facility (the “Tranche B Revolving Credit Facility”) in the aggregate amount of $35.0 million to be provided by certain affiliates of Axar Capital Management as the initial lenders under the Tranche B Revolving Credit Facility (the “Tranche B Revolving Lenders”) on the following terms (as further detailed in the Eighth Amendment):

•

the aggregate amount of the Tranche B Revolving Commitments is $35.0 million; such Commitments may be utilized in the amount of $15.0 million on the Eighth Amendment effective date and in the amount of $5.0 (or integral multiples thereof) from time to time until April 30, 2019, provided that any borrowings resulting in the outstanding principal amount of the Tranche B Revolving Credit Facility exceeding $25.0 million require, as a condition to such borrowings, that the Partnership receive a fairness opinion with respect to the Tranche B Revolving Credit Facility;

•	the Tranche B Revolving Credit Facility Maturity Date is one business day after the maturity date of the original revolving credit facility (the “Tranche A Revolving Credit Facility”);

•	the interest rate applicable to the loans made under the Tranche B Revolving Credit Facility is 8.00% per annum, payable quarterly in arrears;

•

borrowings under the Tranche B Revolving Credit Facility on the effective date of the Eighth Amendment (the “Eighth Amendment Effective Date”) are subject to an original issue discount in the amount of $0.7 million; and

•	upon the repayment or prepayment of the Tranche B Revolving Credit Facility in full, the Tranche B Revolving Lenders will receive additional interest in the amount of $0.7 million.

The Eighth Amendment also amended certain terms of the Original Amended Agreement to:

•	reduce the Tranche A Revolving Credit Availability Period to end on the Eighth Amendment Effective Date, which precludes borrowings under the Tranche A Revolving Credit Facility after such date;

•

reduce the amount of the Letter of Credit Sublimit from $15.0 million to $9.4 million, plus the principal amount of loans under the Tranche A Revolving Credit Facility that become subject to optional prepayment after the Eighth Amendment Effective Date, and permit the issuance of letters of credit under the Tranche A Revolving Credit Facility after the Eighth Amendment Effective Date;

•

modify the Tranche A Revolving Credit Facility Maturity Date to be the earlier of (i) May 1, 2020 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness;

•

redetermine the Applicable Rate to be 4.50% for Eurodollar Rate Loans and 3.50% for Base Rate Loans from the Eighth Amendment Effective Date to February 28, 2019; 4.75% and 3.75%, respectively, from March 1, 2019 to March 31, 2019; 5.50% and 4.50%, respectively, from April 1, 2019 to April 30, 2019; 5.75% and 4.75%, respectively, from May 1, 2019 to May 31, 2019; and 6.00% and 5.00%, respectively, from June 1, 2019;

•	discontinue the accrual of the commitment fee after the Eighth Amendment Effective Date;

•

provide for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash, in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

•

amend the definition of “Consolidated Net Income” for purposes of calculating the Consolidated EBITDA to exclude, for the time period from January 1, 2018 to January 1, 2019, (i) any non-recurring charges for adjustments made to cost of goods sold for merchandise inventory impairment related to excess and damaged inventory of the Partnership or a subsidiary thereof in an amount not to exceed $5.0 million and (ii) any non-recurring charges for the establishment of liability reserves required for future obligations of the Partnership or a subsidiary thereof to deliver allocated merchandise to customers in an amount not to exceed $15.0 million;

•

amend the definition of “Consolidated EBITDA” for purposes of calculating the financial covenant to (i) adjust the limit on add backs for non-recurring cash expenses, losses, costs and charges to $17.0 million for each Measurement Period ended on or after April 1, 2018 and (ii) remove a separate add back for non-recurring cash expenses, costs and charges relating to “non-ordinary course of business” legal matters;

•

remove the Consolidated Secured Net Leverage Ratio and Consolidated Fixed Charge Coverage Ratio and replace them with a covenant requiring the Partnership to ensure that its Consolidated EBITDA is not less than the following amounts for the four quarters ending on the following dates: (i) $18.0 million for the period ended March 31, 2018; (ii) $13.0 million for the period ended June 30, 2018; (iii) $2.5 million for the period ended September 30, 2018; (iv) ($3.0 million) for the period ended December 31, 2018; (v) $1.0 million for the period ending March 31, 2019; (vi) $3.5 million for the period ending June 30, 2019; (vii) $8.0 million for the period ending September 30, 2019; (viii) $8.25 million for the period ending December 31, 2019; and (ix) $9.25 million for the period ending March 31, 2020;

•

provide for mandatory prepayments in an amount equal to 100% of the net cash proceeds from (i) sale/leaseback transactions and certain other permitted dispositions of assets and (ii) incurrence of certain indebtedness (including any indebtedness not permitted under the Amended Credit Agreement) in an amount exceeding $5.0 million;

•	extend the deadline for filing the Partnership’s Form 10-Q for the period ended March 31, 2018 to February 6, 2019 and for the periods ended June 30, 2018 and September 30, 2018 to February 15, 2019;

•

add a covenant requiring the Partnership and the Administrative Borrower to use their reasonable best efforts to consummate the transactions contemplated under the Merger Agreement by May 15, 2019 (the “C-Corporation Conversion”); modify the definition of “Change in Control” and several covenants, including but not limited to reporting covenants and covenants restricting fundamental changes, dispositions, investments, acquisitions and transactions with affiliates to permit the C-Corporation Conversion and to permit the Partnership to be a wholly-owned subsidiary of the Company;

•

add a covenant requiring the Administrative Borrower to engage Houlihan Lokey or any other acceptable financial advisor by no later than the second business day after the Eighth Amendment Effective Date to advise it in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility;

•

add a covenant requiring the Administrative Borrower to retain Carl Marks & Co. or another acceptable consultant of recognized national standing on or prior to the Eighth Amendment Effective Date, who shall (i) assist the Administrative Borrower in further developing its financial planning and analysis function; (ii) prepare a detailed analysis of G&A expenses and other overhead and develop cost savings initiatives and (iii) present a monthly written update to the Administrative Agent and the Lenders on progress; and

•	amend other provisions of the Original Amended Agreement in connection with the foregoing.

In addition, in the Eighth Amendment, the Administrative Agent and Lenders party thereto waived existing defaults under the Original Amended Agreement as a result of the Partnership’s failure to (i) deliver the financial statements for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and the related compliance certificates; (ii) comply with the Facility’s maximum Consolidated Secured Net Leverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018 (iii) comply with the Facility’s minimum Fixed Charge Coverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018; and (iv) inaccuracies in representations and warranties resulting from such defaults. The effectiveness of the Eighth Amendment was subject to the satisfaction of certain conditions, including the payment to the Tranche A Revolving Lenders of a fee in the aggregate amount of $0.8 million.

The foregoing summary of the Eighth Amendment is not intended to be complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

This information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On February 4, 2019, the Partnership issued a press release announcing its entry into the Eighth Amendment to the Credit Agreement, among other things. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

(i) To the extent required, the information included in Item 7.01 of this Form 8-K is incorporated into this Item 8.01.

(ii) In connection with the events described in this Form 8-K, the Partnership is providing the risk factors set forth below:

There can be no assurance that the proposed C-Corporation Conversion will be approved and ultimately consummated or that the anticipated benefits of any such transactions will be realized.

The Merger Agreement contains certain termination rights and customary closing conditions, including unitholder approval, and other third party approvals. We cannot predict whether or when the proposed transactions will be approved by the requisite vote of the unitholders or other conditions precedent will be satisfied. Any changes in the market prices of our common units could affect whether the securityholders ultimately approve the proposed transactions. If the conditions precedent to closing the C-Corporation Conversion are not satisfied or waived, the C-Corporation Conversion will not occur, which may cause the market price of our common units to decline.

Uncertainties about the timing and effect of the proposed transactions may have an adverse effect on us. These uncertainties may have negative impacts on the market price of our common units, our businesses and financial results.

If the C-Corporation Conversion does not occur, we will not benefit from the expenses we have incurred in the pursuit of the C-Corporation Conversion.

The C-Corporation Conversion may not be completed. If the C-Corporation Conversion is not completed, we will have incurred substantial expenses for which we will have received no ultimate benefit. We expect to incur conversion-related expenses consisting of independent advisory, legal and accounting fees, and financial printing and other related charges, much of which may be incurred even if the C-Corporation Conversion is not completed.

Our substantial level of indebtedness could materially adversely affect our ability to fulfill our debt obligations and to operate our business.

We have a substantial amount of debt, which requires significant interest and principal payments. As of February 4, 2019, we had approximately $165.2 million of total debt outstanding on Tranche A Revolving Credit Facility, which includes letters of credit totaling approximately $9.4 million and approximately $155.7 million outstanding principal amount of Tranche A Revolving Loans, and $15 million of total debt outstanding under our Tranche B Revolving Credit Facility. We utilize our credit facility to finance our operations. In addition, as of February 4, 2019, we had $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 outstanding.

Leverage makes us more vulnerable to economic or business downturns and our cash flow available for operations is reduced by the cash flow we must dedicate to servicing our debt obligations. The amount of indebtedness we have could limit our flexibility in planning for, or reacting to, changes in the markets in which we compete, limit our ability to obtain additional financing, if necessary, for working capital expenditures, acquisitions or other purposes, and require us to dedicate more cash flow to service our debt than we desire. Our ability to satisfy our indebtedness as required by the terms of our debt will be dependent on, among other things, the successful execution of our long-term strategic plan. Our ability to incur additional debt is constrained by provisions contained in our existing debt documents.

We may not be able to secure refinancing for our existing indebtedness prior to maturity thereof.

Indebtedness under our Tranche A Revolving Credit Facility has a fixed maturity on May 1, 2020. Indebtedness under our Tranche B Revolving Credit Facility becomes due and payable on May 4, 2020. Our Amended Credit Agreement also requires us to undertake prompt efforts to seek to consummate its refinancing, including provisions that require the payment of ticking fees if we have not refinanced the facility prior to July 1, 2019 and on specified dates thereafter. In addition, the $175 million aggregate principal amount of our 7.875% Senior Notes is due on June 1, 2021. Although we will be seeking to refinance our credit facility prior to July 1, 2019, or in any event prior to maturity, such efforts may not be successful. If we are unable to secure refinancing for our credit facility indebtedness before maturity, we may be required to seek an extension from our lenders, which may not be obtainable, or may need to effect a comprehensive restructuring of our outstanding indebtedness.

Restrictions in our existing debt agreements prohibit our ability to make distributions to you or capitalize on acquisition, disposition and other business opportunities. Our General Partner suspended distributions during the first quarter of 2017 and does not expect to resume distributions until our indebtedness is refinanced.

The operating and financial restrictions and covenants in our credit facility and senior notes, and the indenture pursuant to which they were issued, restrict our ability to finance future operations or capital needs, including working capital, or to expand or pursue our business activities. For example, our indenture and our credit facility contain covenants that restrict or limit our ability to:

•	enter into any agreement of merger or acquisition;

•	sell, transfer, assign or convey assets;

•	grant certain liens;

•	incur or guarantee additional indebtedness;

•	make certain loans, advances and investments;

•	declare and pay dividends and distributions;

•	enter into transactions with affiliates; and

•	make voluntary payments or modifications of certain indebtedness.

In addition, our credit facility contains a covenant requiring us to maintain certain minimum EBITDA levels. Restrictions in our debt agreements also limit our ability to obtain future financings and require we use proceeds from most dispositions to prepay loans which cannot be re-borrowed.

Our ability to comply with the covenants and restrictions contained in our senior notes and the indenture pursuant to which they were issued and in our credit facility may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions continue to deteriorate, our ability to comply with these covenants may be impaired.

In addition, our credit facility currently prohibits us from making distributions to our unitholders. The Amended Credit Agreement prohibits us from making distributions to unitholders unless we have at least $25.0 million in availability under the Tranche A Revolving Credit Facility and maintain a consolidated leverage ratio of not greater than 7.50:1.00, neither test can be satisfied currently or for the foreseeable future.

If we violate any of the restrictions, covenants, ratios or tests in our Amended Credit Agreement or the indenture pursuant to which the senior notes were issued, or fail to pay amounts thereunder when due, the lenders will be able to accelerate the maturity of all borrowings thereunder, cause cross-default and demand repayment of amounts outstanding, and our Tranche B Revolving Lenders’ commitment to make further loans to us under the Tranche B Revolving Credit Facility may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. Any subsequent replacement of our debt obligations or any new indebtedness could have similar or greater restrictions.

Our inability to timely file periodic reports that we are required to file under the Securities Exchange Act of 1934, as amended, may adversely affect our liquidity, the market for our common units and our business reputation.

Concurrently with this Form 8-K, we are filing our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “First Quarter 10-Q”) more than eight months after it was due. Because of the time required to complete and file the First Quarter 10-Q, we also were unable to timely file our Quarterly Reports on Form 10-Q for the Quarters ended June 30, 2018 (the “Second Quarter 10-Q”) and September 30, 2018 (the “Third Quarter 10-Q”).

Under the terms of our Amended Credit Agreement, we are required to deliver (a) the unaudited financial statements included herein on or before February 6, 2019 and (b) the unaudited financial statements that will be included in the Second Quarter 10-Q and the Third Quarter 10-Q on or before February 15, 2019.

We expect to be able to deliver the unaudited financial statements required to be included in the Second Quarter 10-Q and the Third Quarter 10-Q by the specified date, but there is no assurance that we will be able to do so. If we do not timely deliver the unaudited financial statements that will be included in those reports, then as a result of the event of default under the Amended Credit Agreement: (i) each Lender’s respective commitments under the Amended Credit Agreement, including commitments of the Tranche B Revolving Lenders to make loans thereunder, may be terminated effective immediately, and (ii) the loans then outstanding and all fees and other obligations due under the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement) may become immediately due and payable in whole or in part. In addition, regardless of whether either of these remedies is exercised, the Lenders would have the right to increase the interest rate on all loans outstanding under the Credit Agreement by 2%.

In addition, pursuant to the indenture under which our 7.875% Senior Notes due 2021 (the “Notes”) were issued (the “Indenture”), we were required to file the First Quarter 10-Q with the SEC (or furnish to the holders of the Notes (the “Holders”), with a copy to the trustee under the Indenture (the “Trustee”), the financial information that would be required to be contained in the First Quarter 10-Q) on or before May 15, 2018, and we were required to file the Second Quarter 10-Q and the Third Quarter 10-Q with the SEC (or so furnish the financial information required to be included therein) on or before August 14, 2018 and November 14, 2018, respectively. Our failure to comply with the deadline for the First Quarter 10-Q, the Second Quarter 10-Q and the Third Quarter 10-Q constituted a default under the Indenture that we will have 120 days after any written notice of such default is given to us by the Trustee of the Holders of at least 25% in aggregate principal amount of the Notes to cure by filing such report with the SEC.

As previously disclosed, we received on April 3, 2018 a notice from NYSE Regulation, Inc. (the “NYSE”) indicating that we were not in compliance with the NYSE’s continued listing requirements as a result of the delay in filing our Annual Report on Form 10-K for the Year Ended December 31, 2017, and we remain non-compliant as a result of our failure to file the Second Quarter 10-Q and Third Quarter 10-Q by August 14, 2018 and November, 14, 2018, respectively. Although the NYSE’s guidelines provide for an initial six-month period in which to cure a filing delinquency, the NYSE reserves the right to commence suspension or delisting procedures at any time following a filing delinquency. On January 31, 2019, we received a letter from NYSE granting us an additional four month trading period until April 3, 2019 as well as their ongoing review of us to achieve compliance. There can be no assurance that we will be able to file the Second Quarter 10-Q and Third Quarter 10-Q before the NYSE acts to suspend trading in or delist our common units.

As a result of our inability to timely file our periodic reports under the Exchange Act, we will not be eligible to use Form S-3 registration statements until we have timely filed such periodic reports with the SEC for a period of twelve months.

We filed our Annual Reports on Form 10-K for the years ended December 31, 2016 and 2017, approximately six and three months, respectively, after they were due. We also were unable to timely file our Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 2017, June 30, 2017 and September 30, 2017 when they were due.

The cumulative effect of these delayed filings may also affect the market for our common units if investors are unwilling to purchase our common units due to these filing deficiencies. The unavailability of Form S-3 registration statements may also impact our ability to raise capital in the public markets. In addition, our inability to timely file our periodic reports and the conclusion that our internal control over financial reporting is ineffective may adversely affect our reputation among investors, securities analysts, customers, regulators, prospective employees and others with whom we interact on a regular basis.

Important Information for Investors and Unitholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed reorganization, StoneMor GP LLC (to be converted into a corporation named StoneMor Inc. (“StoneMor GP”)) and StoneMor Partners L.P. (the “Partnership”) will jointly file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a prospectus of StoneMor GP and a proxy statement of the Partnership. StoneMor GP and the Partnership also plan to file other documents with the SEC regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to the unitholders of the Partnership. INVESTORS AND UNITHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED REORGANIZATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATION. Investors and unitholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about StoneMor GP and the Partnership once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge on their internet website at www.stonemor.com or by contacting their Investor Relations Department at (215) 826-2945.

Participants in the Solicitation

The Partnership, StoneMor GP, and its directors and certain of its members and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of the Partnership in connection with the proposed transaction. Information about the directors and executive officers of StoneMor GP is set forth in the Partnership’s Annual Report on Form 10-K which was filed with the SEC on July 17, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future market demand, future benefits to unitholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing) and whether and when the transactions contemplated by the merger and reorganization agreement will be consummated, are forward-looking statements within the meaning of federal securities laws. The Partnership and StoneMor GP believe that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct.

A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this communication. Such factors include, but are not limited to: the failure of the unitholders of the Partnership to approve the proposed reorganization; the risk that the conditions to the closing of the proposed transaction are not satisfied; the risk that regulatory approvals required for the proposed transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; uncertainties as to the timing of the proposed transaction; competitive responses to the proposed transaction; the inability to obtain or delay in obtaining cost savings and synergies from the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of StoneMor Inc. following completion of the proposed transaction; and any changes in general economic and/or industry specific conditions.

The Partnership and StoneMor GP caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Partnership’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning the Partnership, StoneMor GP, the proposed transaction or other matters attributable to the Partnership, StoneMor GP or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement. Except as required by law, the Partnership and StoneMor GP undertake no obligation to publicly update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	First Amendment to Voting and Support Agreement, dated February 4, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein.

Exhibit Number	Description of the Exhibit

10.2	Eighth Amendment and Waiver to Credit Agreement, effective as of February 4, 2019, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto.

99.1	Press Release, dated as of February 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC,
its general partner

Date: February 4, 2019	By:	/s/ Joseph M. Redling
	Name:	Joseph M. Redling
	Title:	President and Chief Executive Officer